Exhibit 99.1

Actuate Announces Stock Repurchase Program

SAN MATEO, Calif.--(BUSINESS WIRE)--July 29, 2009--Actuate Corporation (NASDAQ:ACTU), the people behind BIRT, today announced that its Board of Directors has approved a share repurchase program of up to an aggregate of $10,000,000. Actuate intends to fund its repurchase program with existing cash and cash equivalents.

The timing and amount of any repurchases will be determined by Actuate’s management based on its evaluation of market conditions, regulatory considerations and other factors. The repurchase will be made from time to time on the open market at prevailing market prices, in negotiated transactions off the market, or pursuant to a 10b5-1 plan adopted by the company which permits the company to repurchase its shares during periods in which the company may be in possession of material non-public information. Actuate Corporation is not obligated to repurchase shares, and purchases will be subject to availability, regulatory constraints and general economic conditions. This program may be suspended or discontinued at any time, and there can be no assurance that any such purchases will be made.

Actuate – the people behind BIRT

Actuate founded and continues to co-lead the Eclipse BIRT open source project. BIRT is the premier development environment for Rich Information Applications that present data in compelling and interactive ways via the web on any device. Actuate and its people are dedicated to making BIRT the best environment for our customers to develop Web 2.0 applications that drive revenue through higher customer satisfaction/loyalty and improve operational performance. The people of Actuate continually participate in and provide resources for the vibrant open source community that has emerged around BIRT. Anybody can participate in the BIRT movement by visiting www.birt-exchange.com.

Actuate offers value-add BIRT products and services that speed the development process and bring additional functionality, interactivity and enterprise scalability to BIRT-based Rich Information Applications. Actuate has over 4,400 customers globally in a diverse range of business areas including financial services and the public sector. Founded in 1993, Actuate is headquartered in San Mateo, California, with offices worldwide. Actuate is listed on NASDAQ under the symbol ACTU. For more information, visit the company's web site at www.actuate.com.

Cautionary Note Regarding Forward Looking Statements: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These include statements regarding Actuate’s expectations, beliefs, hopes, intentions or strategies regarding the future. All such forward-looking statements are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Rich Internet Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions (including the performancesoft, Inc. acquisition) on the Company’s financial and/or operating condition, the ability to increase revenues through our indirect distribution channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate’s Securities and Exchange Commission filings, specifically Actuate 2008 Annual Report on Form 10-K filed on March 12, 2009.

Copyright © 2009 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.

CONTACT:
Market Street Partners for Actuate Corporation
Karen Haus, 650-645-3555
ir@actuate.com